UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2006

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-16379	04-2997780
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1501 Washington Street, Braintree, Massachusetts	02184-7535
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 849-1800 ext. 4454

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

              On May 3, 2006, Clean Harbors, Inc. (the “Company”) entered into a purchase and sale agreement with SITA U.S.A., Inc., a Delaware corporation (“Seller”), pursuant to which the Company has agreed to purchase from Seller all of the membership interests in Teris L.L.C., a Delaware limited liability company. The purchase price is $52.7 million in cash, subject to closing adjustments. The acquisition is expected to close, subject to the satisfaction or waiver of customary closing conditions, during the third quarter of 2006.

             The sections of the Company’s press release dated May 4, 2006, entitled “Agreement to Acquire Teris L.L.C.” and “Safe Harbor Statement” describe the proposed acquisition and certain risks and uncertainties relevant to that acquisition. A copy of that press release is attached hereto as Exhibit 99.1 and those sections are incorporated herein by reference. The Company will file a copy of the purchase and sale agreement with its next quarterly report on Form 10-Q.

Item 2.02       Results of Operations and Financial Condition.

The Company’s press release dated May 4, 2006, also announced the Company’s results of operations for the first quarter ended March 31, 2006. A copy of that press release is furnished with this report as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits.

99.1         Press Release date May 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

May 4, 2006	/s/ JAMES M. RUTLEDGE
Executive Vice President and
Chief Financial and Accounting Officer